EXHIBIT 99.1

                          [LOGO] UNITED FINANCIAL CORP.




FOR IMMEDIATE RELEASE
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August 1, 2003        7:00 a.m. MT
                                                     Contact:  Kurt R. Weise
                                                     Chairman & CEO
                                                     763-512-5299

            UNITED FINANCIAL CORP. COMPLETES SALE OF VALLEY BANCORP.
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Great Falls, Montana August 1, 2003----United Financial Corp. ("United")
(NASDAQ-UBMT) announced today that on July 31, 2003 it completed the previously announced sale of Valley Bancorp, Inc. (a majority-owned subsidiary of United) to Marquette Financial Companies. United will receive approximately $9.0 million from the sale of its 65% ownership of Valley.

United Financial Corp. is a bank holding company based in Great Falls, Montana, and is the parent of Heritage Bank, with fourteen locations in Montana.